[Exhibit 4.1]

THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND MAY NOT BE TRANSFERRED UNTIL (i) A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") SHALL HAVE BECOME EFFECTIVE WITH RESPECT THERETO OR (ii) RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY TO THE EFFECT THAT REGISTRATION UNDER THE SECURITIES ACT IS NOT REQUIRED IN CONNECTION WITH SUCH PROPOSED TRANSFER NOR IS SUCH TRANSFER IN VIOLATION OF ANY APPLICABLE STATE SECURITIES LAWS. THIS LEGEND SHALL BE ENDORSED UPON ANY WARRANT ISSUED IN EXCHANGE FOR THIS WARRANT OR ANY SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT.

                   WARRANT TO PURCHASE COMMON STOCK

                                 OF

                      AMERICAN BUSING CORPORATION

                                                        January 20, 2004

     This is to Certify that, FOR VALUE RECEIVED, __________________, a ____________ limited liability company, or assigns ("Holder"), is entitled to purchase, subject to the provisions of this Warrant, from American Busing Corporation, a Nevada corporation (the "Company"), One Million (1,000,000) paid, validly issued and non-assessable shares of common stock, $0.001 par value, of the Company ("Common Stock") at an initial exercise price of $1.00 per share at any time or from time to time during the period from January 20, 2005 until January 19, 2010 (the "Exercise Period"), subject to adjustment as set forth herein. The number of shares of Common Stock to be received upon the exercise of this Warrant and the price to be paid for each share of Common Stock may be adjusted from time to time as hereinafter set forth. The shares of Common Stock deliverable upon such exercise, and as adjusted from time to time, are hereinafter sometimes referred to as "Warrant Shares" and the exercise price of a share of Common Stock in effect at any time and as adjusted from time to time is hereinafter sometimes referred to as the "Exercise Price." This Warrant was issued by the Company to the Holder pursuant to the terms of a Financial Advisory Agreement dated as of January 20, 2004 by and between __________________ and the Company.

     A.   EXERCISE OF WARRANT.
          -------------------

          (1) This Warrant may be exercised in whole or in part at any time or from time to time during the Exercise Period; provided, however, that (i) if either such day is a day on which banking institutions in the State of New York are authorized by law to close, then on the next succeeding day which shall not be such a day, and (ii) in the event of any merger, consolidation or sale of substantially all the assets of the Company as an entirety, resulting in any distribution to the Company's stockholders, prior to January 20, 2005, the Holder shall have the right to exercise this Warrant commencing at such time through January 19, 2010 into the kind and amount of shares of stock and other securities and property (including cash) receivable by a holder of the number of shares of Common Stock into which this Warrant might have been exercisable immediately prior thereto. This Warrant may be exercised by presentation and surrender hereof to the Company, at its principal office, with the Purchase Form annexed hereto duly executed and accompanied by payment of the Exercise Price for the number of Warrant Shares specified in such form. As soon as practicable after each such exercise of the Warrant, but not later than seven (7) days following the receipt of good and available funds, the Company, or its stock transfer agent, shall issue and deliver to the Holder a certificate or certificate for the Warrant Shares issuable upon such exercise, registered in the name of the Holder or its designee. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the rights of the Holder thereof to purchase the balance of the Warrant Shares purchasable thereunder. Upon receipt by the Company of this Warrant at its office in proper form for exercise, the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such shares of Common Stock shall not then be physically delivered to the Holder.

          (2)    This Warrant is not cancellable.

     B.   RESERVATION OF SHARES. The Company shall at all times reserve
          ---------------------
for issuance and/or delivery upon exercise of this Warrant such number of shares of its Common Stock as shall be required for issuance and delivery upon exercise of this Warrant.

     C.   FRACTIONAL SHARES. No fractional shares or script representing
          -----------------
fractional shares shall be issued upon the exercise of this Warrant. With respect to any fraction of a share called for upon any exercise hereof, the Company shall pay to the Holder an amount in cash equal to such fraction multiplied by the current market value of a share, determined as follows:

          (1) If the Common Stock is listed on a national securities exchange or admitted to unlisted trading privileges on such exchange or listed for trading on the Nasdaq National Market, the current market value shall be the last reported sale price of the Common Stock on such exchange or market on the last business day prior to the date of exercise of this Warrant or if no such sale is made on such day, the average of the closing bid and asked prices for such day on such exchange or market; or

          (2) If the Common Stock is not so listed or admitted to unlisted trading privileges, but is traded on the Nasdaq SmallCap Market, the current market value shall be the average of the closing bid and asked prices for such day on such market and if the Common Stock is not so traded, the current market value shall be the mean of the last reported bid and asked prices reported by the NASD Electronic Bulletin Board on the last business day prior to the date of the exercise of this Warrant; or

          (3) If the Common Stock is not so listed or admitted to unlisted trading privileges and bid and asked prices are not so reported, the current market value shall be an amount, not less than book value

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thereof as at the end of the most recent fiscal year of the Company ending prior to the date of the exercise of the Warrant, determined in such reasonable manner as may be prescribed by the Board of Directors of the Company.

     D.   EXCHANGE, TRANSFER, ASSIGNMENT OR LOSS OF WARRANT. This
          -------------------------------------------------
Warrant is exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof to the Company or at the office of its stock transfer agent, if any, for other warrants of different denominations entitling the holder thereof to purchase in the aggregate the same number of shares of Common Stock purchasable hereunder. Upon surrender of this Warrant to the Company at its principal office or at the office of its stock transfer agent, if any, with the Assignment Form annexed hereto duly executed and funds sufficient to pay any transfer tax, and provided such transfer complies with applicable securities laws for which the Company may, in its reasonable discretion, require the Holder to obtain a legal opinion from reasonably acceptable legal counsel, the Company shall, without charge, execute and deliver a new Warrant in the name of the assignee(s) named in such instrument of assignment and this Warrant shall promptly be cancelled. This Warrant may be divided or combined with other warrants which carry the same rights upon presentation hereof at the principal office of the Company or at the office of its stock transfer agent, if any, together with a written notice specifying the names and denominations in which new Warrants are to be issued and signed by the Holder hereof. The term "Warrant" as used herein includes any Warrants into which this Warrant may be divided or exchanged. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, the Company will execute and deliver a new Warrant of like tenor and date. Any such new Warrant executed and delivered shall constitute an additional contractual obligation on the part of the Company, whether or not this Warrant so lost, stolen, destroyed, or mutilated shall be at any time enforceable by anyone.

     E.   RIGHTS OF THE HOLDER. The Holder shall not, by virtue hereof,
          --------------------
be entitled to any rights of a shareholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed in the Warrant and are not enforceable against the Company except to the extent set forth herein.

     F.   ANTI-DILUTION PROVISIONS. The Exercise Price in effect at any
          ------------------------
time and the number and kind of securities purchasable upon the exercise of this Warrant shall be subject to adjustment from time to time upon the happening of certain events as follows:

          (1) In case the Company shall hereafter (i) declare a dividend or make a distribution on its outstanding shares of Common Stock in shares of Common Stock or other securities which are convertible into Common Stock, (ii) subdivide or reclassify its outstanding shares of Common Stock into a greater number of shares, or (iii) combine or reclassify its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect at the time of the record date for such dividend or distribution or of the effective date of such subdivision, combination or reclassification shall be adjusted so that it shall equal the price determined by multiplying the Exercise Price by a fraction, the denominator of which shall be the number of shares of Common Stock outstanding after giving effect to such action, and the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such action. Such adjustment shall be made successively whenever any event listed above shall occur.

          (2) Whenever the Exercise Price payable upon exercise of each Warrant is adjusted pursuant to Subsection (1) above, the number of Shares purchasable upon exercise of this Warrant shall simultaneously be adjusted by multiplying the number of Shares initially issuable upon exercise of this Warrant by the Exercise Price in effect on the date hereof and dividing the product so obtained by the Exercise Price, as adjusted.

          (3) No adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least one cent ($0.01) in such price; provided, however, that any adjustments which by reason of this Subsection (3) are not required to be made shall be carried forward and taken into account in any subsequent adjustment required to be made hereunder. All calculations under this Section F shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

          (4) Whenever the Exercise Price is adjusted, as herein provided, the Company shall promptly but no later than ten (10) days after any request for such an adjustment by the Holder, cause a notice setting forth the adjusted Exercise Price and adjusted number of Shares issuable upon exercise of this Warrant, and, if requested, information describing the transactions giving rise to such adjustments, to be mailed to the Holder at their last addresses appearing in the Warrant Register, and shall cause a certified copy thereof to be mailed to its transfer agent, if any.

          (5) In the event that at any time, as a result of an adjustment made pursuant to Subsection (1) above, the Holder of this Warrant thereafter shall become entitled to receive any shares of the Company, other than Common Stock, thereafter the number of such other shares so receivable upon exercise of this Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in Subsections (1) to (3), inclusive above.

          (6) Irrespective of any adjustments in the Exercise Price or the number or kind of shares purchasable upon exercise of this Warrant, Warrants theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in the similar Warrants initially issuable pursuant to this Agreement.

     G.   OFFICER'S CERTIFICATE. Whenever the Exercise Price shall be
          ---------------------
adjusted as required by the provisions of the foregoing section, the Company shall forthwith file in the custody of its Secretary or an Assistant Secretary at its principal office and with its stock transfer agent, if any, an officer's certificate showing the adjusted Exercise Price determined as herein provided, setting forth in reasonable detail the facts requiring such adjustment, including a statement of the number of additional shares of Common Stock, if any, and such other facts as shall be necessary to show the reason for and the manner of computing such adjustment. Each such officer's certificate shall be made available at all reasonable times for inspection by the Holder or any Holder of a Warrant executed and delivered pursuant to Section G and the Company shall, forthwith after each such adjustment, mail a copy by certified mail of such certificate to the Holder or any such holder.

     H.   NOTICES TO HOLDER. So long as this Warrant shall be
          -----------------
outstanding, (i) if the Company shall pay any dividend or make any distribution upon the Common Stock or (ii) if the Company shall offer to the holders of Common Stock for subscription or purchase by them any share of any class or any other rights or (iii) if any capital reorganization of the Company, reclassification of the capital stock of the Company, consolidation or merger of the Company with or into another corporation, sale, lease or transfer of all or substantially all of the property and assets of the Company to another corporation, or voluntary or involuntary dissolution, liquidation or winding up of the Company shall be effected, then in any such case, the Company shall cause to be mailed by certified mail to the Holder, at least fifteen (15) days prior the date specified in (x) or (y) below, as the case may be, a notice containing a brief description of the proposed action and stating the date on which (x) a record is to be taken for the purpose of such dividend, distribution or rights, or (y) such reclassification, reorganization, consolidation, merger, conveyance, lease, dissolution, liquidation or winding up is to take place and the date, if any is to be fixed, as of which the holders of Common Stock or other securities shall receive cash or other property deliverable upon such reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation or winding up.

     I.   RECLASSIFICATION, REORGANIZATION OR MERGER. In case of any
          ------------------------------------------
reclassification, capital reorganization or other change of outstanding shares of Common Stock of the Company, or in case of any consolidation or merger of the Company with or into another corporation (other than a merger with a subsidiary in which merger the Company is the continuing corporation and which does not result in any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the class issuable upon exercise of this Warrant) or in case of any sale, lease or conveyance to another corporation of the property of the Company as an entirety, the Company shall, as a condition precedent to such transaction, cause effective provisions to be made so that the Holder shall have the right thereafter by exercising this Warrant at any time prior to the expiration of this Warrant, to purchase the kind and amount of shares of stock and other securities and property receivable upon such reclassification, capital reorganization and other change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock which might have been purchased upon exercise of this Warrant immediately prior to such reclassification, change, consolidation, merger, sale or conveyance. Any such provision shall include provision for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Warrant. The foregoing provisions of this Section I shall similarly apply to successive reclassifications, capital reorganizations and changes of shares of Common Stock and to successive consolidations, mergers, sales or conveyances. In the event that in connection with any such capital reorganization or reclassification, consolidation, merger, sale or conveyance, additional shares of Common Stock shall be issued in exchange, conversion, substitution or payment, in whole or in part, for a security of the Company other than Common Stock, any such issue shall be treated as an issue of Common Stock covered by the provisions of Subsection (1) of Section F hereof.

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     J.   REGISTRATION RIGHTS.
          -------------------

          (1) If the Company shall at any time or from time to time following the date hereof, determine to proceed with the preparation and filing of a registration statement under the Securities Act of 1933, as amended (the "Act") in connection with the proposed offer and sale of any of its securities by it or any of its security holders (other than a registration statement on Form S-4, Form S-8 or other limited purpose form), then each time the Company prepares such a registration statement the Company will give written notice of its determination no later than twenty (20) days prior to the date of the initial filing of such registration statement to the Holder(s). Upon the written request from the Holder(s), the Company will cause all Warrant Shares to be included in such registration statement, all to the extent requisite to permit the sale or other disposition by the prospective seller or sellers of the Warrant Shares to be so registered; provided that nothing herein shall prevent the Company from, at any time, abandoning or delaying any registration. If any registration pursuant to this Section J(1) shall be underwritten in whole or in part, the Company may require that the Warrant Shares requested for inclusion by the Holders be included in the underwriting on the same terms and conditions as the securities otherwise being sold through the underwriters.

          (2) In the event that any registration described in Section J(1) hereof shall be an underwritten offering, and the managing underwriter for such registration advises the Company in writing that, in its opinion, the number of securities of the Company (including without limitation, the Warrant Shares requested to be included in such registration by the Holders thereof (the "Registrable Securities )) exceeds the number of securities of the Company (the "Sale Number") which can be sold in an orderly manner in such offering within a price range acceptable to the Company, the Company will include (a) first, all securities of the Company that the Company proposes to register for its own account, and (b) second, to the extent that the number of securities of the Company to be included by the Company is less than the Sale Number, a number of the Registrable Securities equal to the number derived by multiplying (i) the difference between the Sale Number and the securities proposed to be sold by the Company, and (ii) a fraction the numerator of which is the number of Registrable Securities originally requested to be registered by the Holders, and the denominator of which shall be the aggregate number of all securities requested to be registered by all holders of the Company's securities (other than securities being registered by the Company itself); provided, however, that notwithstanding anything to the contrary provided herein or elsewhere, in connection with any underwritten offering, the number of Registrable Securities included in any such registration and offering shall not be reduced below an amount equal to twenty-five (25%) percent of the total shares of capital stock included in such registration.

          (3) The Company will, until such time as the Warrant Shares may be sold under Rule 144(k) of the Act without volume limitation:

                 (a) prepare and file with the SEC such amendments to such registration statement and supplements to the prospectus contained therein as may be necessary to keep such registration statement effective;

                 (b) furnish to the Holder(s) participating in such registration and to the underwriters of the securities being registered, if any, such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as such underwriters may reasonably request in order to facilitate the public offering of such securities;

                 (c) use its best efforts to register or qualify the securities covered by such registration statement under such state securities or blue sky laws of such jurisdictions as the Holder(s) may reasonably request in writing within twenty (20) days following the original filing of such registration statement, except that the Company shall not for any purpose be required to execute a general consent to service of process or to qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified or subject itself to taxation in any such jurisdiction;

                 (d) notify the Holder(s), promptly after it shall receive notice thereof, of the time when such registration statement has become effective or a supplement to any prospectus forming a part of such registration statement has been filed;

                 (e) notify the Holder(s) promptly of any request by the SEC for the amending or supplementing of such registration statement or prospectus or for additional information;

                 (f) prepare and file with the SEC, promptly upon the request of any Holder, any amendments or supplements to such registration statement or prospectus which, in the opinion of counsel for such Holder (and concurred in by counsel for the Company), is required under the Act or the rules and regulations thereunder in connection with the distribution of Common Stock by such Holder;

                 (g) prepare and promptly file with the SEC and promptly notify such Holder of the filing of such amendment or supplement to such registration statement or prospectus as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to such securities is required to be delivered under the Act, any event shall have occurred as the result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading; and

                 (h) advise the Holder, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the SEC suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for that purpose and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued.

     (4) The Company may require the Holder to furnish to the Company such information regarding the distribution of such Warrant Shares as the Company may from time to time reasonably request in writing.

     (5) All fees, costs and expenses of and incidental to such registration, inclusion and public offering in connection therewith shall be borne by the Company, provided, however, that the Holder shall bear its pro rata share of the underwriting discount and commissions and transfer taxes. The fees, costs and expenses of registration to be borne by the Company as provided above shall include, without limitation, all registration, filing, and NASD fees, printing expenses, fees and disbursements of counsel and accountants for the Company, and all legal fees and disbursements and other expenses of complying with state securities or blue sky laws of any jurisdictions in which the securities to be offered are to be registered and qualified (except as provided above). Fees and disbursements of counsel and accountants for the Holder and any other expenses incurred by the Holder not expressly included above shall be borne by the Holder.

     (6) The Company will indemnify and hold harmless each Holder of Warrant Shares which are included in a registration statement pursuant to the provisions of Section J(1) hereof, its directors and officers, and any underwriter (as defined in the Act) for such Holder and each person, if any, who controls such Holder or such underwriter within the meaning of the Act, from and against, and will reimburse such Holder and each such underwriter and controlling person with respect to, any and all loss, damage, liability, cost and expense to which such Holder or any such underwriter or controlling person may become subject under the Act or otherwise, insofar as such losses, damages, liabilities, costs or expenses are caused by any untrue statement or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, however, that the Company will not be liable in any such case to the extent that any such loss, damage, liability, cost or expenses arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by such Holder, such underwriter or such controlling person in writing specifically for use in the preparation thereof.

    (7) Each Holder of Warrant Shares included in a registration pursuant to the provisions of Section J(1) hereof will indemnify and hold harmless the Company, its directors and officers, any controlling person and any underwriter from and against, and will reimburse the Company, its directors and officers, any controlling person and any underwriter with respect to, any and all loss, damage, liability, cost or expense to which the Company or any controlling person and/or any underwriter may become subject under the Act or otherwise, insofar as such losses, damages, liabilities, costs or expenses are caused by any untrue statement or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was so made in reliance upon and in strict conformity with written information furnished by or on behalf of such Holder specifically for use in the preparation thereof.

    (8) Promptly after receipt by an indemnified party pursuant to the provisions of Sections J(5) or (6) of notice of the commencement of any action involving the subject matter of the foregoing indemnity provisions such indemnified party will, if a claim thereof is to be made against the indemnifying party pursuant to the provisions of said Sections J(5) or (6), promptly notify the indemnifying party of the commencement thereof; but the omission to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than hereunder. In case such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall have the right to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party, provided, however, if counsel for the indemnifying party concludes that a single counsel cannot under applicable legal and ethical considerations, represent both the indemnifying party and the indemnified party, the indemnified party or parties have the right to select separate counsel to participate in the defense of such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party pursuant to the provisions of said Sections J(5) or (6) for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, unless (i) the indemnified party shall have employed counsel in accordance with the provisions of the preceding sentence, (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after the notice of the commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party.

     K.   JURISDICTION; ETC. This Warrant shall be governed by and
          ------------------
construed in accordance exclusively with the internal laws of the State of New York without regard to the conflicts of laws principles thereof. The Company hereby agrees that any suit or proceeding arising directly and/or indirectly pursuant to or under this Warrant or the consummation of the transactions contemplated hereby, shall be brought solely in a federal or state court located in the City, County and State of New York. by its execution hereof, the Company hereby covenants and irrevocably submits to the in personam jurisdiction of the federal and state courts located in the City, County and State of New York and agrees that any process in any such action may be served upon it personally, or by certified mail or registered mail upon its agent, return receipt requested, with the same full force and effect as if personally served upon it in New York City. The Company waives any claim that any such jurisdiction is not a convenient forum for any such suit or proceeding and any defense or lack of in personam jurisdiction with respect thereto. In the event of any such action or proceeding, the party prevailing therein shall be entitled to payment from the other party hereto of its reasonable counsel fees and disbursements in an amount judicially determined.

                                    AMERICAN BUSING CORPORATION


                                    By:   /s/ Gregory A. Haehn
                                       --------------------------------
                                       Name:  Gregory A. Haehn
                                       Title:    President

                         PURCHASE FORM
                         -------------


The undersigned hereby irrevocably elects to exercise the within Warrant to the extent of purchasing ____ shares of Common Stock and hereby makes payment of ______________ in payment of the actual exercise price thereof.



            INSTRUCTIONS FOR REGISTRATION OF STOCK
            --------------------------------------


Name:________________________________________________________________
                         (Please print)

Signature:___________________________________________________________


Address:_____________________________________________________________

                        ASSIGNMENT FORM
                        ---------------

FOR VALUE RECEIVED, ____________________ hereby sells, assigns and transfers unto


Name:________________________________________________________________
                         (Please print)

Signature:___________________________________________________________


Address:_____________________________________________________________



The right to purchase Common Stock represented by this Warrant to the extent of ________ shares as to which such right is exercisable and does hereby irrevocably constitute and appoint ________________________ Attorney, to transfer the same on the books of the Company with full power of substitution in the premises.


Dated:_______________                    ______________________________
                                         Signature
















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